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                                                                   EXHIBIT 10.22

                                    AGREEMENT



         THIS AGREEMENT is made and entered into as of June 19, 1998, by and between the United States Department of Energy ("Energy"), an agency of the Government of the United States of America (the "United States"), and the United States Enrichment Corporation (the "Corporation"), a Government corporation established by section 1301 of the Atomic Energy Act of 1954 (42 U.S.C. 2297b) (the "Atomic Energy Act"), as enacted in section 901 of the Energy Policy Act of 1992 (Pub. L. No. 102-486, 106 Stat. 2776, 2923) (the "Energy Policy Act").

         WHEREAS, the Corporation (i) is engaged in the business of providing uranium fuel enrichment services for commercial nuclear power plants, (ii) leases certain gaseous diffusion plants ("GDPs") owned by Energy to use in its business, and (iii) has received exclusive commercial rights to use Atomic Vapor Laser Isotope Separation ("AVLIS") technology developed by the United States; and

         WHEREAS, the United States, acting by and through the United States Departments of State and Energy, entered into an agreement (the "Executive Agent MOA") with the Corporation defining the Corporation's role as Executive Agent for the United States under the Agreement Between the United States and Russian Federation Concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons (the "Russian HEU Agreement"), and the Executive Agent MOA requires USEC to provide the United States with information related to its performance as Executive Agent for the United States under the Russian HEU Agreement; and

         WHEREAS, sections 1501 and 1502 of the Atomic Energy Act direct the Corporation to prepare a strategic plan for transferring ownership of the Corporation to private investors (the "Privatization Plan"), and permit the Corporation to implement the Privatization Plan if certain conditions specified in section 1502 of the Atomic Energy Act are satisfied; and

         WHEREAS, the conditions specified in section 1502 of the Atomic Energy Act include the requirement that the Corporation determine, in consultation with appropriate agencies of the United States, that privatization will, (i) result in a return to the United States at least equal to the net present value of the Corporation, (ii) not result in the Corporation being owned, controlled, or dominated by an alien, a


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foreign corporation, or a foreign government, (iii) not be inimical to the health and safety of the public or the common defense and security, and (iv) provide reasonable assurance that adequate enrichment capacity will remain available to meet the needs of the domestic electric utility industry; and

         WHEREAS, section 3103 of the USEC Privatization Act (as enacted in the Omnibus Consolidated Rescissions and Appropriations Act of 1996 (Pub. L. No. 104-134, 110 Stat. 1321, 1321-335)) (the "Privatization Act") directs the Board of Directors of the Corporation, with the approval of the Secretary of the Treasury, to transfer the interest of the United States in the Corporation to the private sector in a manner that (i) provides for the long-term viability of the Corporation, (ii) provides for the continuation by the Corporation of the operation of Energy's gaseous diffusion plants, (iii) provides for the protection of the public interest in maintaining a reliable and economical domestic source of uranium mining, enrichment and conversion services, and (iv) to the extent not inconsistent with such purposes, secures the maximum proceeds to the United States, and section 3104 of the Privatization Act imposes similar conditions governing the selection of the method and terms and conditions of privatization; and

         WHEREAS, the Corporation has prepared a Privatization Plan and has commenced the process of implementing it; and

         WHEREAS, the United States has determined that the establishment of an Enrichment Oversight Committee ("EOC") to monitor and coordinate United States efforts with respect to the privatized Corporation and any successor entities involved in uranium enrichment and related businesses is necessary in order to further the national security and other interests of the United States, and to allow the implementation of the Privatization Plan; and

         WHEREAS, the EOC has been established by an Executive Order dated May 26, 1998 (the "Executive Order"); and

         WHEREAS, the Executive Order provides, inter alia, that the EOC shall collect information (including proprietary information) from the Corporation (including any successor entity) as necessary to fulfill the EOC's oversight functions and in a manner so as to minimize disruption to the normal functioning of the Corporation; and





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         WHEREAS, the United States has determined that entering into this
Agreement is necessary to allow the implementation of the Privatization Plan and the fulfillment of the EOC's oversight functions, and has further determined that Energy is an appropriate agency to enter into this Agreement with the Corporation;

         WHEREAS, the United States and the Corporation have determined that the Agreement is authorized and contemplated by the Executive order;

         NOW, THEREFORE, under the authority of the Executive order, the Atomic Energy Act, the Privatization Act and other law, and in consideration of the mutual representations, warranties and covenants provided herein, as well as other consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Reports by the Corporation to Energy.

         1.1 Annual Reports. The Corporation shall provide annual reports to Energy, which shall consist of the information set forth in Schedule A of this Agreement (the "Annual Report"). Each Annual Report shall be delivered no later than 100 calendar days after the conclusion of the Corporation's fiscal year. Schedule A may be amended from time to time in accordance with Sections 4.2 of this Agreement.

         1.2 Quarterly Reports. For each quarter of the Corporation's fiscal year other than the fourth quarter, the Corporation shall provide quarterly reports to Energy, which shall consist of the information set forth in Schedule B of this Agreement (the "Quarterly Report"). Each Quarterly Report shall be delivered no later than 50 calendar days after the conclusion of each quarter of the Corporation's fiscal year other than the fourth quarter. Schedule B may be amended from time to time in accordance with Section 4.2 of this Agreement.

         1.3 Special Reports. The Corporation shall provide to Energy the reports specified in Schedule C of this Agreement ("Special Reports") whenever any of the events specified in Schedule C transpire. Each Special Report shall be delivered as soon as possible after the occurrence of the event giving rise to the duty to provide such Special Report, and in no event later than 15 calendar days after the occurrence of such event. Schedule C may be amended from time to time in accordance with Section 4.2 of this Agreement.





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2.       Additional Information.

         2.1 Requests for Additional Information. If the EOC determines that, in order to allow the EOC fulfill its functions and objectives (as set forth in the Executive Order), there is a need to receive information relating to the Corporation that the Corporation is not at that time required to provide under this Agreement ("Additional Information"), Energy may from time to time deliver a written request to the Corporation that specifies the Additional Information being requested, the reasons for requesting such Additional Information and a date for delivery of such Additional Information. Except as provided in Section 2.2, the Corporation shall provide all Additional Information requested by Energy by the date so specified. A request for Additional Information may include, without limitation, a request for delivery of information that will be contained in an Annual Report, a Quarterly Report or a Special Report in advance of the date otherwise specified for delivery of such report.

         2.2 Limitations. If the Corporation's Chief Executive Officer determines that compliance with the scope or timing of a request for Additional Information would disrupt the normal functioning of the Corporation, the Corporation shall immediately provide Energy with a written notice that specifies the factual basis for such determination and, if possible, provides suggestions for modifications to the scope or timing of Energy's request. Both parties shall then negotiate in good faith to determine if there is a mutually acceptable basis for compliance by the Corporation with Energy's request. Negotiations between the parties shall include discussions of the reasons for Energy's request, the basis for the Corporation's determination that the request would disrupt the normal functioning of the Corporation, the advisability of amending this Agreement or its Schedules to alter the scope or the timing of information provided hereunder, and such other matters as the parties may deem relevant.

         2.3 Determination by the Secretary of Energy. Notwithstanding anything contained elsewhere in this Agreement, if the Secretary of Energy, in consultation with the members of the EOC, determines that a significant threat to the national security or economic interests of the United States exists that requires immediate access to Additional Information that is necessary to fulfill the EOC's functions and objectives (as set forth in the Executive Order), Energy may direct the Corporation to provide such Additional Information as Energy may specify in writing, by the date specified by Energy, and the Corporation shall provide such Additional Information by the date so specified; provided, however, that the authority to make a determination under this Section 2.3 may not be delegated by the Secretary of Energy; and

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provided further, that the Secretary of Energy shall personally consult with the
Chief Executive Officer of the Corporation as to the scope and timing of Additional Information to be provided under this Section 2.3 if the Chief Executive Officer of the Corporation requests. Additional Information to be provided under this Section 2.3 may include, without limitation, information that will be contained in an Annual Report, a Quarterly Report or a Special Report in advance of the date otherwise specified for delivery of such report.


3.       Use of Information and Confidentiality of Proprietary Information.

         3.1 EOC. The Corporation understands and acknowledges that information provided under this Agreement will be made available by Energy to the EOC and the agencies of the United States that comprise the EOC (including, without limitation, the Nuclear Regulatory Commission to the extent provided in the Executive Order) for the purpose of allowing the EOC to perform its functions and objectives (as set forth in the Executive Order).

         3.2 Designation of Information by the Corporation. The Corporation may designate information provided under this Agreement as proprietary information, disclosure of which may impact its competitive position or reveal its trade secrets, by affixing the legend "Contains USEC Trade
Secret/Proprietary Information" to pages containing such information.

         3.3 Protection from Disclosure. Except as provided in Section 3.3.1, the United States will keep all information designated by the Corporation under
Section 3.2 (the "Proprietary Information") in confidence, will not disclose it, and will use it solely for the purpose of allowing the EOC to perform its functions and objectives (as set forth in the Executive Order), unless the Corporation has provided its prior consent. For purposes of this Section 3.3, providing Proprietary Information to agencies of the United States other than the agencies that comprise the EOC (including, without limitation, the Nuclear Regulatory Commission to the extent provided in the Executive Order) shall constitute disclosure. Energy shall provide a copy of this Agreement to each agency of the United States that receives Proprietary Information hereunder, and Energy shall use its best efforts to ensure that all agencies receiving Proprietary Information abide by the disclosure and use limitations of this
Section 3.3.



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               3.3.1   Circumstances Allowing Disclosure. The United States may
disclose an item of Proprietary Information or use it for a purpose not specified by the Executive Order without the Corporation's prior consent if:

                       (i) such item of Proprietary Information is or becomes publicly available other than as a result of a disclosure by the United States,

                       (ii) disclosure of such item of Proprietary Information is required by a Law that is applicable to the United States; provided, however, that the United States shall disclose or use such item of Proprietary Information only to the extent required by such Law, or

                       (iii) the chairperson of the EOC determines that such item of Proprietary Information may provide evidence of a Violation of a Law by the Corporation or any other person or a Violation of a Contractual Obligation by the Corporation, and the chairperson of the EOC further determines that disclosure of such item of Proprietary Information is necessary in order to allow the United States to take action with respect to such Violation, which action may include, without limitation, investigating, prosecuting, enjoining, or restraining such Violation, or seeking damages or other legal or equitable relief in connection with such Violation; provided, however, that the United States shall disclose or use such item of Proprietary Information only to the extent necessary to take such action with respect to such Violation.

               3.3.2 Definitions. As used in this Agreement, the capitalized terms listed below shall have the following meanings:

                       (i) "Contractual Obligation" means any provision of any contract, agreement, lease, memorandum of agreement or other instrument to which
(a) the United States is a party and (b) to which the Corporation is a party or by which it or any of its assets is bound or to which it or any of its assets is subject;

                       (ii) "Law" means any constitution, treaty, statute, law, rule, regulation, order, authorization, consent, approval, permit, license, decision, judgment, award or decree; and

                       (iii) "Violation", as applied to any Law or Contractual Obligation, means any actual or threatened violation or breach.





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               3.3.3   Advance Notice of Proposed Disclosure.  The United States
shall provide the Corporation with advance notice, pursuant to Executive Order 12600, prior to releasing any Proprietary Information under the Freedom of Information Act (5 U.S.C. Section 552a).

4.       Miscellaneous.

         4.1   Notices.

               4.1.1 Addresses of the Parties. All notices and other communications hereunder (including, without limitation, reports under Section 1 and Additional Information under Section 2) shall be in writing and shall be addressed as follows:

               If to Energy:

                       Ernest Moniz, Under Secretary
                       United States Department of Energy
                       1000 Independence Avenue, SW.
                       Washington, D.C. 20585
                       Attn:  Elwood Holstein
                       Telephone number:  (202) 586-6210
                       Facsimile number:  (202) 586-7644

               If to the Corporation:

                       United States Enrichment Corporation
                       6903 Rockledge Drive
                       Bethesda, MD 20817-1818
                       Attn:  Philip G. Sewell
                       Telephone number:  (301) 564-3305
                       Facsimile number:  (301) 564-3201

The address or telephone numbers for either party may be changed at any time and from time to time upon written notice given to the other party hereto.

               4.1.2 A properly addressed notice or other communication shall not be deemed to have been delivered for purposes of this Agreement until:





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                       (a)  if made by personal delivery, the date of such
personal delivery;

                       (b) if mailed by first class mail, registered or certified mail, express mail or any other overnight commercial courier service, the date that such mailing is received; and

                       (c) if sent by facsimile (fax) transmission, the date that such transmission and a call advising of such transmission is received.

               4.1.3 Any notice containing information designated as classified by the United States shall be delivered in accordance with all Laws governing such classified information.

         4.2 Amendments. No provision of this Agreement may be amended, modified, waived, supplemented, discharged or terminated orally but only by an instrument in writing duly executed by the parties hereto. Each party shall negotiate in good faith concerning all amendments to this Agreement proposed by the other party, including, without limitation, amendments to the Schedules attached to this Agreement and the provisions specifying the timing for delivery of reports under Section 1.

         4.3 No Effect on Executive Agent MOA or Other Agreements. The Corporation understands and acknowledges that certain information provided by the Corporation hereunder regarding the Corporation's performance as Executive Agent for the United States under the Russian HEU Agreement may also be provided pursuant to the terms of the Executive Agent MOA. Nothing in this Agreement shall be deemed to alter or amend the rights and reponsibilities of the parties to the Executive Agent MOA or any other agreement between the Corporation and the United States.

         4.4 Termination. This Agreement may not be terminated except by an instrument in writing duly executed by the parties hereto.

         4.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The successors and assigns of the Corporation shall be deemed to include, without limitation, any person, corporation, partnership, trust, limited liability company, unincorporated organization, or other entity or organization, (i) that succeeds to all or

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any significant portion of the business conducted by the Corporation on the date of this Agreement, or (ii) that is or has been an affiliate of the Corporation or any of the foregoing and that engages in uranium enrichment or a related business. The parties shall take all actions necessary to ensure that this Agreement is binding upon and inures to the benefit of their respective successors and assigns, including, without limitation, requiring that their successors and assigns execute and deliver an agreement comparable to this Agreement.

         4.6 Governing Law Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, federal law and not the law of any state or locality. Any and all disputes among the parties which may arise pursuant to this Agreement shall be heard and determined in the appropriate federal court located in the District of Columbia, and not elsewhere. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to jurisdiction or venue in such court.

         4.7 Specific Performance. The parties acknowledge that remedies at law will not be adequate to protect the interest of the parties in specific performance of this Agreement. In the event of a breach or threatened breach of any of the terms, covenants or conditions of this Agreement by either of the parties hereto, the other party shall, in addition to other remedies, be entitled to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

         4.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not of itself invalidate or render unenforceable such provision in any other jurisdiction.

         4.9 Incorporation of Schedules. Schedules A, B and C collectively form an integral part of this Agreement and are incorporated herein by reference.

         4.10 Headings. The descriptive headings of the various sections and subsections of this Agreement were formulated and inserted for convenience only

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and shall not be deemed to affect the meaning or construction of the provisions hereof.

         4.11 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         4.12 Waiver. No waiver of any breach of any of the provisions of this Agreement or the right to receive any entitlement hereunder shall be held deemed to be a waiver of any other or subsequent breach or right, and the failure of a party to enforce at any time any provision hereof shall not be deemed a waiver of any right of any such party to subsequently enforce such provision or any other provision hereof.

         4.13 Further Assurances. Energy and USEC shall provide such information, execute and deliver such agreements, instruments and documents, and take such other actions as may be reasonably necessary or required, which are not inconsistent with the provisions of this Agreement and which do not involve the assumption of obligations other than those provided for in this Agreement in order to give full effect to this Agreement and carry out its intent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.


                                        UNITED STATES OF AMERICA,
                                        acting by and through
                                        the Secretary of Energy ("Energy")


                                        By: /s/ FREDERICO F. PENA
                                            -------------------------------
                                            Frederico F. Pena



                                        UNITED STATES ENRICHMENT
                                        CORPORATION (the "Corporation")


                                        By: /s/ WILLIAM H. TIMBERS, JR.
                                            -------------------------------
                                            William H. Timbers, Jr.
                                            President and Chief Executive
                                            Officer


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